                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 18, 2000


                                  INSYNQ, INC.
                          (Exact name of registrant as
                           specified in its charter)


     Delaware                  0-22814                 74-2964608
 (State or other       (Commission File Number)        IRS Employer
 (jurisdiction of                                 Identification Number)
  incorporation)


                              1101 Broadway Plaza
                            Tacoma, Washington 98402
             (Address of principal executive offices and zip code)

                                 (253) 284-2000
                        (Registrant's telephone number,
                              including area code)



         (Former name or former address, if changed since last report)

     Item 5. Other Events

     On September 18, 2000, we announced a reorganization of our operations, both in sales and marketing and in our executive management team, which resulted in a workforce reduction of 17 people - mostly in sales-related positions - in addition to certain changes to the executive management team. As part of the corporate reorganization, we consolidated our sales activities into the corporate headquarters office in Tacoma while retaining two California sales offices. A redeployment of a national direct sales force is planned in the future to augment our strategic alliance program. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

     In addition to the reorganization, retroactive to September 1, we reduced salaries and benefits for most members of executive management and certain other employees until the earlier of November 30, 2000 or the receipt of equity financing of at least $1 million.

     The combination of the reorganization and the salary reductions will reduce corporate overhead by approximately $100,000 per month.

     We promoted James R. Leigh, III, Chief Technology Officer, to the position
of President.   Mr. Leigh will serve in both capacities on a going-forward basis. We also promoted James A. Zachman, Vice President of Business Development, to the position of Senior Vice President.

     On September 19, 2000, DJ Johnson resigned his position as our Chief Financial Officer, and Stephen C. Smith will be acting as interim Chief Financial Officer as we conduct a nationwide search for a replacement. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

     We have terminated an agreement with Tricorp Financial, Inc. ("Tricorp") and a financial advisory agreement with Rosenblum Partners, LLC, the financial advisor that introduced us to Tricorp, due to Tricorp's failure to perform its commitment to purchase the first tranche of 1.1 million shares (out of a total of 2.2 million shares to be purchased) of our common stock at $1.50 per share. This decision was made after Tricorp's repeated failure to timely fund the purchase price for the first tranche of shares.. We have turned the matter over to our legal counsel for further review.

     We have also retained Cardinal Capital of Atlanta, Georgia, to assist us in obtaining funding for the roll out of our marketing program and for additional working capital.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 INSYNQ, INC.

Dated: September 27, 2000        By: /s/ John P. Gorst
                                 --------------------------------------
                                 John P. Gorst, Chief Executive Officer

                                 EXHIBIT INDEX

     Exhibit No.   Description
     -----------   -----------

     99.1*         Press Release, dated September 18, 2000.
     99.2*         Press Release, dated September 22, 2000.
     ________________
     *  Filed herewith.